===============================================================================



                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549



                                   FORM 8-K/A
                                   AMENDMENT 1


     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934



                        Date of Report: OCTOBER 18, 1999



                          EXTENDED SYSTEMS INCORPORATED
             (Exact name of registrant as specified in its charter)




            DELAWARE                   000-23597             82-0399670

(State or other jurisdiction of       (Commission         (I.R.S. Employer
 incorporation or organization)       File Number)       Identification No.)


               5777 NORTH MEEKER AVENUE, BOISE, ID         83713
            (Address of principal executive offices)     (Zip Code)


       Registrant's telephone number, including area code: (208) 322-7575


===============================================================================

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

On August 4, 1999, Extended Systems Incorporated (the "Company" or "ESI") completed an acquisition (the "Acquisition") of all of the outstanding stock of Oval (1415) Limited ("Oval") pursuant to an acquisition agreement, dated as of August 4, 1999. Oval, based in Bristol, England, is the parent company of Advance Systems Limited. ("ASL"), a developer of server-based synchronization software for portable computing devices and high-end cellular phones and Zebedee Software Limited, a software consulting company. As consideration in the Acquisition, the shareholders of Oval received $5.0 million in cash and 625,000 of ESI Common Stock. The total purchase price is valued at approximately $8.5 million, including acquisition expenses. The source of the funds used for the acquisition was the Company's existing cash and short-term investments. For accounting purposes, the acquisition will be treated as a purchase.

The ESI Common Stock issued in the transaction has not been registered under the Securities Act of 1933, as amended, and is therefore subject to certain restrictions on resale.

A summary of the total net assets acquired at the date of the Acquisition, as determined in accordance with Accounting Principles Board Opinion No. 16, "Business Combinations", is as follows


Net working capital                                              $   112
Property and equipment                                                45
Developed technology, goodwill and other intangibles               5,971
Acquired in-process research and development                       2,365
                                                                --------
                                                                 $ 8,493
                                                                ========

The above amounts are based on preliminary data and are subject to change. The Company expects to amortise developed technology, goodwill and other intangibles over its expected life and expense the acquired in-process research and development in the first fiscal quarter of 2000.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(a)      FINANCIAL STATEMENTS OF BUSINESS ACQUIRED

         In May of 1999, Oval was formed by the shareholders of ASL and Zebedee. Oval subsequently purchased ASL and Zebedee in stock for stock exchanges. Substantially all of the net assets owned by, and operations of, the Oval consolidated company are attributable to ASL. The audited financial statements of ASL for the nine months ended June 30, 1999 and the year ended September 30, 1998 are set forth at pages F-1 to F-26 attached hereto.

(b)      PRO FORMA FINANCIAL INFORMATION

         The unaudited pro forma condensed combined financial information giving effect to the acquisition is set forth at pages F-27 to F-30 attached hereto.

(c)      EXHIBITS

2.1 Acquisition Agreement as of August 4, 1999 between Extended Systems Incorporated and Oval (1415) Limited. (Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby undertakes to furnish supplementally copies of any of the omitted schedules and exhibits upon request by the Securities and Exchange Commission.) *

23.1     Consent of Independent Accountants **

-----------------

*    Previously filed.

**   Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     Extended Systems Incorporated


Date:  October 18, 1999              /s/  Karla K. Rosa

                                     Karla K. Rosa
                                     Vice President of Finance and
                                     Chief Financial Officer

                             ADVANCE SYSTEMS LIMITED

                              FINANCIAL STATEMENTS

                     FOR THE NINE MONTHS ENDED 30 JUNE 1999


                                    CONTENTS


                                                                     Page
            Company information                                       F-2

            Directors' report                                         F-3

            Statement of directors'
              responsibilities                                        F-4

            Auditors' report                                          F-5

            Profit and loss account                                   F-6

            Balance sheet                                             F-7

            Notes                                                     F-8 to F-11


       THE FOLLOWING PAGES DO NOT FORM PART OF THE STATUTORY ACCOUNTS
            Detailed trading and profit
              and loss account                                     Appendix 1

            Schedule to the detailed trading
              and profit and loss account                          Appendix 2


                             ADVANCE SYSTEMS LIMITED

                               COMPANY INFORMATION

                                  30 JUNE 1999

             INCORPORATED               In England on 8 November 1988

             NUMBER                     2314556

             DIRECTORS                  A M Terry
                                        J S Hodges
                                        M G B Colwill (resigned 4 August 1999)

             SECRETARY                  J S Hodges

             REGISTERED OFFICE          19 Portland Square
                                        Bristol

             BANKERS                    National Westminster Bank plc
                                        32 Corn Street
                                        Bristol

             AUDITORS                   Bishop Fleming
                                        Chartered Accountants
                                        19 Portland Square
                                        Bristol


                             ADVANCE SYSTEMS LIMITED

                                DIRECTORS' REPORT

                                  30 JUNE 1999


The directors present their report and the audited financial statements for the period ended 30 June 1999.

PRINCIPAL ACTIVITY

The principal activity of the company was that of the provision of computer consultancy.

The company has resolved to change their accounting reference date to 30 June with effect from 30 June 1999. Therefore, the current year and comparative figures are for nine-month periods.

On 4 August 1999, the entire share capital of Oval (1415) Limited, parent company to Advanced Systems Limited, was purchased by Extended Systems, a company incorporated in America.

DIRECTORS

The directors of the company during the period and their interests in the shares of the company as recorded in the register of directors' interests were as follows


                                                30 JUNE 1999    1 OCTOBER 1998
                                                    ORDINARY          ORDINARY
                                                      SHARES            SHARES
A M Terry                                                 90                90
J S Hodges                                                90                90
M G B Colwill (resigned 4 August 1999)                    20                20


AUDITORS

Bishop Fleming have agreed to offer themselves for re-appointment as auditors of the company.

SMALL COMPANY EXEMPTIONS

This report is prepared in accordance with the special provisions of Part VII of the Companies Act 1985 relating to small companies.


                                                        On behalf of the board

                                                        /s/ J S Hodges

                                                        J S Hodges
                                                        Secretary
                                                        Date: 15 October 1999
19 Portland Square
Bristol

                             ADVANCE SYSTEMS LIMITED

                    STATEMENT OF DIRECTORS' RESPONSIBILITIES

Company law requires the directors to prepare financial statements for each financial period which give a true and fair view of the state of affairs of the company and of the profit or loss of the company for that period. In preparing those financial statements, the directors are required to:

     -   select suitable accounting policies and apply them consistently;

     -   make judgements and estimates that are reasonable and prudent;

     - prepare the financial statements on the going concern basis unless it is inappropriate to presume that the company will continue in business.

The directors are responsible for keeping proper accounting records which disclose with reasonable accuracy at any time the financial position of the company and to enable them to ensure that the financial statements comply with the Companies Act 1985. They are also responsible for safeguarding the assets of the company and hence for taking reasonable steps for the prevention and detection of fraud and other irregularities.




                                                        On behalf of the board

                                                        /s/ A M Terry

                                                        A M Terry
                                                        Director
                                                        Date: 15 October 1999

                             ADVANCE SYSTEMS LIMITED

                                AUDITORS' REPORT


                       AUDITORS' REPORT TO THE MEMBERS OF
                             ADVANCE SYSTEMS LIMITED

We have audited the financial statements on pages F-6 to F-11 which have been prepared in accordance with the Financial Reporting Standard for Smaller Entities, under the historical cost convention and the accounting policies set out on page F-8.

RESPECTIVE RESPONSIBILITIES OF DIRECTORS AND AUDITORS
As described on page F-4, the company's directors are responsible for the preparation of financial statements. It is our responsibility to form an independent opinion, based on our audit, on those statements and to report our opinion to you.

BASIS OF OPINION
We conducted our audit in accordance with Auditing Standards issued by the Auditing Practices Board. An audit includes examination, on a test basis, of evidence relevant to the amounts and disclosures in the financial statements. It also includes an assessment of the significant estimates and judgements made by the directors in the preparation of the financial statements, and of whether the accounting policies are appropriate to the company's circumstances, consistently applied and adequately disclosed.

We planned and performed our audit so as to obtain all the information and explanations which we considered necessary in order to provide us with sufficient evidence to give reasonable assurance that the financial statements are free from material misstatement, whether caused by fraud or error or other irregularity. In forming our opinion we also evaluated the overall adequacy of the presentation of information in the financial statements.

OPINION
In our opinion the financial statements give a true and fair view of the state of the company's affairs as at 30 June 1999 and of its profit for the period then ended and have been properly prepared in accordance with the Companies Act 1985.


/s/ Bishop Fleming


Bishop Fleming
Chartered Accountants
Registered Auditors
19 Portland Square
Bristol

Date:  15 October 1999

                             ADVANCE SYSTEMS LIMITED

                             PROFIT AND LOSS ACCOUNT

                        FOR THE NINE MONTHS ENDED 30 JUNE


                                                                                 1999                      1998
                                                      NOTE                        L                          L
TURNOVER                                                 2                    663,419                   558,022

Cost of sales                                                                (361,506)                 (281,452)

GROSS PROFIT                                                                  301,913                   276,570

NET OPERATING EXPENSES

Distribution costs                                                            (68,128)                  (82,165)
Administrative expenses                                                      (157,205)                 (235,624)

OPERATING PROFIT/(LOSS)                                  3                     76,580                   (41,219)

Investment income                                        5                      1,634                     2,976
Interest payable                                                               (9,237)                   (7,010)

PROFIT/(LOSS) ON ORDINARY ACTIVITIES
BEFORE TAXATION                                                                68,977                   (45,253)

Taxation                                                 6                     (1,828)                     (584)

PROFIT/(LOSS) ON ORDINARY ACTIVITIES AFTER
TAXATION RETAINED FOR THE PERIOD                        13                     67,149                   (45,837)


Movements in reserves are shown in the notes to the financial statements.

                             ADVANCE SYSTEMS LIMITED

                                  BALANCE SHEET

                                   AT 30 JUNE


                                                                                 1999                      1998
                                                      NOTE          L             L           L             L
FIXED ASSETS

Tangible assets                                          7                     29,119                    26,630

CURRENT ASSETS

Debtors                                                  8       144,588                     79,910
Cash at bank and in hand                                         127,230                     75,518

                                                                 271,818                    155,428
CREDITORS: amounts falling due
within one year                                          9      (127,854)                   (57,374)

NET CURRENT ASSETS                                                            143,964                    98,054

TOTAL ASSETS LESS CURRENT LIABILITIES                                         173,083                   124,684

CREDITORS: amounts falling due
after more than one year                                10                   (103,125)                 (121,875)

                                                                               69,958                     2,809
CAPITAL AND RESERVES

Called up share capital                                 11                        200                       200
Share premium account                                   12                     79,980                    79,980
Profit and loss account                                 13                    (10,222)                  (77,371)

TOTAL SHAREHOLDERS' FUNDS                                                      69,958                     2,809


These financial statements are prepared in accordance with the special provisions of Part VII of the Companies Act 1985 relating to small companies and with the Financial Reporting Standard for Smaller Entities.

The financial statements on pages F-6 to F-11 were approved by the board of directors on 15 October 1999 and signed on its behalf by:

/s/ A M Terry

A M Terry
Director

                             ADVANCE SYSTEMS LIMITED

                          NOTES ON FINANCIAL STATEMENTS

                                  30 JUNE 1999

1       ACCOUNTING POLICIES

        BASIS OF ACCOUNTING
        The financial statements have been prepared under the historical cost accounting rules.

        The company has taken advantage of the exemption from preparing a cash flow statement as conferred by Financial Reporting Standard No. 1 (Revised 1996) on the grounds that it qualifies as a small company under the Companies Act 1985.

        TURNOVER
        Turnover represents the amount derived from the provision of goods and services falling within the company's activities after deduction of trade discounts and value added tax.

        DEPRECIATION
        Depreciation of fixed assets is calculated to write off their cost or valuation less any residual value over their estimated useful lives as follows:

            Plant and equipment                            33% reducing balance

2       TURNOVER

        In the opinion of the directors, 10% of the turnover of the company is attributable to geographical markets outside the UK. (1998 10%)


3       OPERATING PROFIT/(LOSS)


                                                                                 1999                      1998
                                                                                  L                          L
        Operating profit/(loss) is stated after charging
        Auditors' remuneration                                                  1,625                     3,176

        Depreciation of tangible fixed assets (note 7)
         Owned assets                                                           9,706                    13,296


4       DIRECTORS


                                                                                 1999                      1998
                                                                                  L                          L
        Directors' emoluments                                                  29,206                    31,883


        DEFINED CONTRIBUTION PENSION SCHEME
        The company operates a defined contribution scheme. The assets of the scheme are held separately from those of the company in an independently administered fund. The pension cost charge represents contributions payable by the company to the fund and amounted to L900 (1998 L1,200).

5       INVESTMENT INCOME


                                                                                 1999                      1998
                                                                                  L                          L
        Interest receivable                                                     1,634                     2,976


                             ADVANCE SYSTEMS LIMITED

                          NOTES ON FINANCIAL STATEMENTS

                                  30 JUNE 1999


6      TAXATION


                                                                                 1999                      1998
                                                                                  L                          L
        Corporation tax on profit on ordinary activities
        at 21% (1998 21%)                                                       1,828                       584


7      TANGIBLE FIXED ASSETS


                                                                                                      PLANT AND
                                                                                                   EQUIPMENT, ETC.
        COST                                                                                                L
        1 October 1998                                                                                   96,327
        Additions                                                                                        12,195

        30 June 1999                                                                                    108,522

        DEPRECIATION

        1 October 1998                                                                                   69,697
        Charge for period                                                                                 9,706

        30 June 1999                                                                                     79,403

        NET BOOK AMOUNT

        30 June 1999                                                                                     29,119

        1 October 1998                                                                                   26,630


8      DEBTORS

                                                                                     1999                  1998
                                                                                       L                     L
        AMOUNTS FALLING DUE WITHIN ONE YEAR
        Trade debtors                                                                85,723              27,291
        Other debtors                                                                 1,817               3,644
        Prepayments and accrued income                                               57,048              48,975

                                                                                    144,588              79,910

                             ADVANCE SYSTEMS LIMITED

                          NOTES ON FINANCIAL STATEMENTS

                                  30 JUNE 1999

9      CREDITORS: amounts falling due within one year


                                                                                1999             1998
                                                                                  L                L
       Bank loans and overdrafts                                                50,905         28,125
       Trade creditors                                                          19,763          8,001
       Other taxation and social security                                       48,789          8,637
       Other creditors                                                             880            880
       Accruals and deferred income                                              7,517         11,731

                                                                               127,854         57,374


       The bank loan and overdraft is secured.

10     CREDITORS: amounts falling due after more than one year


                                                                                  1999      1998
                                                                                    L         L
       Bank loans                                                              103,125      121,875

                                                                               103,125      121,875


11     CALLED UP SHARE CAPITAL


                                                                     1999                            1998
                                                          NUMBER OF                        NUMBER OF
                                                             SHARES             L             SHARES        L
        AUTHORISED

        Ordinary shares of L1 each                           1,000            1,000            1,000      1,000

        ALLOTTED CALLED UPAND FULLY PAID

        Ordinary shares of L1 each                             200              200              200        200


                             ADVANCE SYSTEMS LIMITED

                          NOTES ON FINANCIAL STATEMENTS

                                  30 JUNE 1999

12     SHARE PREMIUM ACCOUNT


                                                                                                         1999
                                                                                                           L
        1 October 1998 and
        30 June 1999                                                                                     79,980


13     PROFIT AND LOSS ACCOUNT


                                                                                                            1999
                                                                                                             L
        1 October 1998                                                                                   (77,371)
        Retained profit for the period                                                                    67,149

        30 June 1999                                                                                     (10,222)


14     GUARANTEES AND OTHER FINANCIAL COMMITMENTS

        Financial commitments under non-cancellable operating leases will result in the following payments falling due in the year to 30 June 2000


                                                                                             1999           1998
                                                                                              L              L
        Expiring
        Within two to five years                                                             4,901         4,901

                                                                                             4,901         4,901

15     RELATED PARTIES

        During the period purchases of L95,000 were made from Zebedee Software Limited, a company of which Mr J Hodges and Mr A Terry each owned 25% and are both directors.

                                                                      APPENDIX 1
                             ADVANCE SYSTEMS LIMITED

                       TRADING AND PROFIT AND LOSS ACCOUNT

                     FOR THE NINE MONTHS ENDED 30 JUNE 1999


                                                                           1999                     1998
                                                                      L             L          L            L
TURNOVER

     Sales                                                                        663,419                558,022

COST OF SALES

     Purchases                                                     9,255                      6,740
     Technical and marketing services                             95,000                     45,000
     Salaries and wages                                          233,768                    206,003
     Social security costs                                        23,483                     23,709

                                                                                  361,506                281,452

GROSS PROFIT                                                                      301,913                276,570


     Distribution costs                                           68,128                     82,165

     Administrative expenses                                     157,205                    235,624

     Interest payable                                              9,237                      7,010

                                                                                  234,570                324,799

NET TRADING PROFIT/(LOSS) FOR THE YEAR                                             67,343                (48,229)

OTHER INCOME

     Bank deposit interest                                         1,411                      2,934
     Interest received from Inland Revenue                             -                         42
     Insurance claim                                                 223                          -

                                                                                    1,634                  2,976

NET PROFIT/(LOSS) FOR THE YEAR                                                     68,977                (45,253)


                                                                      APPENDIX 2
                             ADVANCE SYSTEMS LIMITED

               SCHEDULE TO THE TRADING AND PROFIT AND LOSS ACCOUNT

                     FOR THE NINE MONTHS ENDED 30 JUNE 1999


                                                                        1999      1998
                                                                         L          L
DISTRIBUTION COSTS

     Advertising and publishing                                         2,298     5,007
     US advertising and publishing                                       --      10,419
     Entertaining                                                       2,328     1,055
     Distribution and carriage                                            939     1,858
     Travelling                                                        35,866    47,609
     Hotels and subsistence                                            17,887     5,997
     Telephone charges                                                  8,810    10,125
     US telephone charges                                                --          95

                                                                       68,128    82,165

ADMINISTRATIVE EXPENSES

     Salaries and wages                                                49,495    45,068
     Social security costs                                              5,150     4,604
     Printing postage and stationery                                    2,381     6,984
     Subscriptions                                                      9,000    10,614
     Hire of other equipment                                              560     7,566
     Sundry expenses                                                    3,329     3,954
     Recruitment expenses                                              17,847    21,916
     Directors' emoluments                                             28,306    30,683
     Directors' social security costs                                   2,558     3,068
     Directors' money purchase pension scheme                             900     1,200
     Repairs and renewals                                               2,169       221
     Insurance                                                          7,527    13,611
     Rent                                                              12,550    16,200
     US rent                                                             --      14,591
     Use of home as office                                               --       1,040
     US admin expenses                                                   --       3,589
     Bank charges                                                         344     1,987
     Bookkeeping                                                        1,860     3,156
     Public relation fees                                                --      19,179
     Bad debts                                                           --          27
     Legal and professional fees                                        1,898     9,757
     US legal fees                                                       --         137
     Auditors' remuneration                                             1,625     3,176
     Depreciation plant and equipment                                   9,706    13,296

                                                                      157,205   235,624

INTEREST PAYABLE

     Bank interest                                                      9,237     7,010

                                                                        9,237     7,010


                             ADVANCE SYSTEMS LIMITED

                              FINANCIAL STATEMENTS

                      FOR THE YEAR ENDED 30 SEPTEMBER 1998



                                    CONTENTS


                                                                    Page
           Company information                                      F-15

           Directors' report                                        F-16

           Statement of directors'
             responsibilities                                       F-17

           Auditors' report                                         F-18

           Profit and loss account                                  F-19

           Balance sheet                                            F-20

           Notes                                                    F-21  to  F-24


       THE FOLLOWING PAGES DO NOT FORM PART OF THE STATUTORY ACCOUNTS
           Detailed trading and profit
             and loss account                                  Appendix       1

           Schedule to the detailed trading
             and profit and loss account                       Appendix       2

                             ADVANCE SYSTEMS LIMITED

                               COMPANY INFORMATION

                                30 SEPTEMBER 1998


                INCORPORATED                     In England on 8 November 1988

                NUMBER                           2314556

                DIRECTORS                        A M Terry
                                                 J S Hodges
                                                 M G B Colwill

                SECRETARY                        J S Hodges

                REGISTERED OFFICE                19 Portland Square
                                                 Bristol

                BANKERS                          National Westminster Bank plc
                                                 32 Corn Street
                                                 Bristol

                AUDITORS                         Bishop Fleming
                                                 Chartered Accountants
                                                 19 Portland Square
                                                 Bristol


                             ADVANCE SYSTEMS LIMITED

                                DIRECTORS' REPORT

                                30 SEPTEMBER 1998


The directors present their report and the audited financial statements for the year ended 30 September 1998.

PRINCIPAL ACTIVITY

The principal activity of the company was that of the provision of computer consultancy.

DIRECTORS

The directors of the company during the year and their interests in the shares of the company as recorded in the register of directors' interests were as follows


                                   30 SEPTEMBER 1998            1 OCTOBER 1997
                                           ORDINARY                   ORDINARY
                                             SHARES                     SHARES
A M Terry                                        90                         90
J S Hodges                                       90                         90
M G B Colwill                                    20                         20


AUDITORS

Bishop Fleming have agreed to offer themselves for re-appointment as auditors of the company.

SMALL COMPANY EXEMPTIONS

This report is prepared in accordance with the special provisions of Part VII of the Companies Act 1985 relating to small companies.


                                                On behalf of the board

                                                /s/ J S Hodges

                                                J S Hodges
                                                Secretary
19 Portland Square
Bristol                                         Date: 7 May 1999

                             ADVANCE SYSTEMS LIMITED

                    STATEMENT OF DIRECTORS' RESPONSIBILITIES


Company law requires the directors to prepare financial statements for each financial year which give a true and fair view of the state of affairs of the company and of the profit or loss of the company for that period. In preparing those financial statements, the directors are required to:

     -   select suitable accounting policies and apply them consistently;

     -   make judgements and estimates that are reasonable and prudent;

     - prepare the financial statements on the going concern basis unless it is inappropriate to presume that the company will continue in business.

The directors are responsible for keeping proper accounting records which disclose with reasonable accuracy at any time the financial position of the company and to enable them to ensure that the financial statements comply with the Companies Act 1985. They are also responsible for safeguarding the assets of the company and hence for taking reasonable steps for the prevention and detection of fraud and other irregularities.




                                                       On behalf of the board

                                                       /s/ A M Terry

                                                       A M Terry
                                                       Director

                                                       Date: 7 May 1999

                             ADVANCE SYSTEMS LIMITED

                                AUDITORS' REPORT


                       AUDITORS' REPORT TO THE MEMBERS OF

                             ADVANCE SYSTEMS LIMITED

We have audited the financial statements on pages F-19 to F-24 which have been prepared in accordance with the Financial Reporting Standard for Smaller Entities, under the historical cost convention and the accounting policies set out on page F-21.

RESPECTIVE RESPONSIBILITIES OF DIRECTORS AND AUDITORS
As described on page F-17, the company's directors are responsible for the preparation of financial statements. It is our responsibility to form an independent opinion, based on our audit, on those statements and to report our opinion to you.

BASIS OF OPINION
We conducted our audit in accordance with Auditing Standards issued by the Auditing Practices Board. An audit includes examination, on a test basis, of evidence relevant to the amounts and disclosures in the financial statements. It also includes an assessment of the significant estimates and judgements made by the directors in the preparation of the financial statements, and of whether the accounting policies are appropriate to the company's circumstances, consistently applied and adequately disclosed.

We planned and performed our audit so as to obtain all the information and explanations which we considered necessary in order to provide us with sufficient evidence to give reasonable assurance that the financial statements are free from material misstatement, whether caused by fraud or error or other irregularity. In forming our opinion we also evaluated the overall adequacy of the presentation of information in the financial statements.

OPINION
In our opinion the financial statements give a true and fair view of the state of the company's affairs as at 30 September 1998 and of its loss for the year then ended and have been properly prepared in accordance with the Companies Act 1985.

/s/ Bishop Fleming

Bishop Fleming
Chartered Accountants
19 Portland Square
Bristol

Date: 13 May 1999

                             ADVANCE SYSTEMS LIMITED

                             PROFIT AND LOSS ACCOUNT

                      FOR THE YEAR ENDED 30 SEPTEMBER 1998



                                                                 1998              1997
                                             NOTE                 L                  L
TURNOVER                                      2                 558,022           253,926

Cost of sales                                                  (281,452)         (174,298)

GROSS PROFIT                                                    276,570            79,628

NET OPERATING EXPENSES

Distribution costs                                              (82,165)          (33,337)
Administrative expenses                                        (235,624)          (90,512)
Other operating income                                                -             1,650

OPERATING LOSS                                3                 (41,219)          (42,571)

Investment income                             5                   2,976             1,139
Interest payable                                                 (7,010)                -

LOSS ON ORDINARY ACTIVITIES
BEFORE TAXATION                                                 (45,253)          (41,432)

Taxation                                      6                    (584)            7,379

LOSS ON ORDINARY ACTIVITIES
AFTER TAXATION                                                  (45,837)          (34,053)
RETAINED FOR THE YEAR                       13


Movements in reserves are shown in the notes to the financial statements.

                             ADVANCE SYSTEMS LIMITED

                                  BALANCE SHEET

                              AT 30 SEPTEMBER 1998


                                                                         1998                      1997
                                                        NOTE        L             L           L           L
FIXED ASSETS

Tangible assets                                          7                       26,630                 25,924

CURRENT ASSETS

Debtors                                                  8        79,910                    83,071
Cash at bank and in hand                                          75,518                    39,814

                                                                 155,428                   122,885
CREDITORS: amounts falling due
within one year                                          9       (57,374)                 (100,163)

NET CURRENT ASSETS                                                               98,054                 22,722

TOTAL ASSETS LESS CURRENT LIABILITIES                                           124,684                 48,646

CREDITORS: amounts falling due
after more than one year                                 10                    (121,875)                     -

                                                                                  2,809                 48,646
CAPITAL AND RESERVES

Called up share capital                                  11                         200                    200
Share premium account                                    12                      79,980                 79,980
Profit and loss account                                  13                     (77,371)               (31,534)

TOTAL SHAREHOLDERS' FUNDS                                                         2,809                 48,646


These financial statements are prepared in accordance with the special provisions of Part VII of the Companies Act 1985 relating to small companies and with the Financial Reporting Standard for Smaller Entities.

The financial statements on pages 5 to 10 were approved by the board of directors on 7 May 1999 and signed on its behalf by:

/s/ A M Terry

A M Terry
Director

                             ADVANCE SYSTEMS LIMITED

                          NOTES ON FINANCIAL STATEMENTS

                                30 SEPTEMBER 1998

1       ACCOUNTING POLICIES

        BASIS OF ACCOUNTING
        The financial statements have been prepared under the historical cost accounting rules.

        The company has taken advantage of the exemption from preparing a cash flow statement as conferred by Financial Reporting Standard No. 1 (Revised 1996) on the grounds that it qualifies as a small company under the Companies Act 1985.

        TURNOVER
        Turnover represents the amount derived from the provision of goods and services falling within the company's activities after deduction of trade discounts and value added tax.

        DEPRECIATION
        Depreciation of fixed assets is calculated to write off their cost or valuation less any residual value over their estimated useful lives as follows:

            Plant and machinery                         33% reducing balance

2       TURNOVER

        In the opinion of the directors, 10% of the turnover of the company is attributable to geographical markets outside the UK. (1997 0%)

3       OPERATING LOSS

                                                                                     1998                1997
                                                                                      L                    L
        Operating loss is stated after charging
        Auditors' remuneration                                                        3,176              2,542

        Depreciation of tangible fixed assets (note 7)
        Owned assets                                                                 13,296              5,123

4      DIRECTORS

                                                                                     1998                1997
                                                                                      L                    L
        Directors' emoluments                                                        31,883             15,600

        DEFINED CONTRIBUTION PENSION SCHEME
        The company operates a defined contribution scheme. The assets of the scheme are held separately from those of the company in an independently administered fund. The pension cost charge represents contributions payable by the company to the fund and amounted to L1,200 (1997 L600).

5       INVESTMENT INCOME

                                                                                     1998                 1997
                                                                                       L                    L
        Interest receivable                                                          2,976               1,139

                             ADVANCE SYSTEMS LIMITED

                          NOTES ON FINANCIAL STATEMENTS

                                30 SEPTEMBER 1998


6      TAXATION
                                                                                     1998                 1997
                                                                                      L                    L
        Corporation tax on loss on ordinary activities
        at 21% (1997 21%)                                                            584                (7,379)


7      TANGIBLE FIXED ASSETS


                                                                                                    PLANT AND
                                                                                                 MACHINERY ETC
        COST                                                                                                 L
         1 October 1997                                                                                 82,325
         Additions                                                                                      14,002

         30 September 1998                                                                              96,327

         DEPRECIATION

         1 October 1997                                                                                 56,401
         Charge for year                                                                                13,296

         30 September 1998                                                                              69,697

         NET BOOK AMOUNT

         30 September 1998                                                                              26,630

         1 October 1997                                                                                 25,924

                                       F-22

                             ADVANCE SYSTEMS LIMITED

                          NOTES ON FINANCIAL STATEMENTS

                                30 SEPTEMBER 1998

8      DEBTORS

                                                                                     1998                1997
                                                                                       L                  L
        AMOUNTS FALLING DUE WITHIN ONE YEAR
        Trade debtors                                                                27,291             42,944
        Other debtors                                                                 3,644              5,811
        Prepayments and accrued income                                               48,975             34,316

                                                                                     79,910             83,071


9      CREDITORS: amounts falling due within one year


                                                                                      1998               1997
                                                                                       L                   L
        Bank loans and overdrafts                                                    28,125                  -
        Trade creditors                                                               8,001              2,634
        Other taxation and social security                                            8,637             10,256
        Other creditors                                                                 880              3,760
        Accruals and deferred income                                                 11,731             83,513

                                                                                     57,374            100,163

        The bank loan and overdraft is secured.

10     CREDITORS: amounts falling due after more than one year


                                                                                     1998                 1997
                                                                                       L                    L
        Bank loans                                                                   121,875                 -

                                                                                     121,875                 -

        CREDITORS OTHER THAN FINANCE LEASE
         AND HIRE PURCHASE CONTRACTS


11     CALLED UP SHARE CAPITAL


                                                                    1998                       1997
                                                         NUMBER OF                   NUMBER OF
                                                            SHARES           L          SHARES          L
        AUTHORISED

        Ordinary shares of L1 each                           1,000         1,000         1,000        1,000

        ALLOTTED CALLED UP AND FULLY PAID

        Ordinary shares of L1 each                             200           200           200          200



                             ADVANCE SYSTEMS LIMITED

                          NOTES ON FINANCIAL STATEMENTS

                                30 SEPTEMBER 1998


12     SHARE PREMIUM ACCOUNT

                                                                                                       1998
                                                                                                         L
        1 October 1997 and
        30 September 1998                                                                              79,980


13     PROFIT AND LOSS ACCOUNT


                                                                                                       1998
                                                                                                         L
         1 October 1997                                                                               (31,534)
         Retained loss for the year                                                                   (45,837)

         30 September 1998                                                                            (77,371)


14      GUARANTEES AND OTHER FINANCIAL COMMITMENTS

        Financial commitments under non-cancellable operating leases will result in the following payments falling due in the year to 30 September 1999


                                                                                             1998        1997
                                                                                              L            L
        Expiring
        Within two to five                                                                   4,901       4,901

                                                                                             4,901       4,901


15       RELATED PARTIES

         During the year purchases of L125,000 were made from Zebedee Software Limited, a company of which Mr J Hodges and Mr A Terry each own 25% and are both directors.

                                                                      APPENDIX 1
                             ADVANCE SYSTEMS LIMITED

                       TRADING AND PROFIT AND LOSS ACCOUNT

                      FOR THE YEAR ENDED 30 SEPTEMBER 1998


                                                              1998                       1997
                                                         L              L           L           L
TURNOVER

     Sales                                                           558,022                  253,926

COST OF SALES

     Purchases                                        6,740                       27,439
     Technical and marketing services                45,000                       60,000
     Salaries and wages                             206,003                       78,863
     Social security costs                           23,709                        7,996

                                                                     281,452                  174,298

GROSS PROFIT                                                         276,570                   79,628

OTHER OPERATING INCOME

     Dept of Trade & Industry                                              -                    1,650

                                                                     276,570                   81,278

     Distribution costs                              82,165                       33,337

     Administrative expenses                        235,624                       90,512

     Interest payable                                 7,010                            -

                                                                     324,799                  123,849

NET TRADING LOSS FOR THE YEAR                                        (48,229)                 (42,571)

OTHER INCOME

     Bank deposit interest                            2,934                        1,139
     Interest received from Inland Revenue               42                            -

                                                                       2,976                    1,139

NET LOSS FOR THE YEAR                                                (45,253)                 (41,432)


                                                                      APPENDIX 2
                             ADVANCE SYSTEMS LIMITED

               SCHEDULE TO THE TRADING AND PROFIT AND LOSS ACCOUNT

                      FOR THE YEAR ENDED 30 SEPTEMBER 1998


                                                                1998              1997
                                                                 L                 L
DISTRIBUTION COSTS

     Advertising and publishing                                5,007             5,482
     US advertising and publishing                            10,419                 -
     Entertaining                                              1,055               134
     Distribution and carriage                                 1,858               545
     Travelling                                               47,609            22,042
     Hotels and subsistence                                    5,997             1,417
     Telephone charges                                        10,125             3,717
     US telephone charges                                         95                 -

                                                              82,165            33,337

ADMINISTRATIVE EXPENSES

     Salaries and wages                                       45,068            20,560
     Social security costs                                     4,604             1,913
     Printing postage and stationery                           6,984             3,953
     Subscriptions                                            10,614             5,697
     Hire of plant and machinery                                   -               309
     Hire of other equipment                                   7,566             3,906
     Sundry expenses                                           3,954             1,056
     Recruitment expenses                                     21,916             6,075
     Directors' emoluments                                    30,683            15,000
     Directors' social security costs                          3,068             1,500
     Directors' money purchase pension scheme                  1,200               600
     Repairs and renewals                                        221               200
     Insurance                                                13,611             3,083
     Rent                                                     16,200             8,100
     US rent                                                  14,591                 -
     Use of home as office                                     1,040               520
     US admin expenses                                         3,589                 -
     Bank charges                                              1,987               349
     Bookkeeping                                               3,156                 -
     Public relation fees                                     19,179             8,458
     Bad debts                                                    27                 -
     Legal and professional fees                               9,757               637
     US legal fees                                               137                 -
     Training fees                                                 -               931
     Auditors' remuneration                                    3,176             2,542
     Depreciation plant and equipment                         13,296             5,123

                                                             235,624            90,512
INTEREST PAYABLE

     Bank interest                                             7,010                 -

                                                               7,010                 -


                            EXTENDED SYSTEMS INCORPORATED
                   AND ADVANCE SYSTEMS LIMITED COMBINED COMPANY

                UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION


BASIS OF PRESENTATION

On August 4, 1999, Extended Systems Incorporated ("ESI") completed an acquisition (the "Acquisition") of all of the outstanding stock of Oval
(1415) Limited ("Oval") pursuant to an Acquisition Agreement, dated as of August 4, 1999. Oval, based in Bristol, England, is the parent company of Advance Systems Limited ("ASL"), a developer of server-based synchronization software for portable computing devices and high-end cellular phones, and Zebedee Software Limited ("Zebedee"), a software consulting company.

In May of 1999, Oval was formed by the shareholders of ASL and Zebedee. Oval subsequently purchased ASL and Zebedee in stock for stock exchanges. For accounting purposes, all ASL was determined to be the acquiring company. Substantially all of the net assets owned by, and operations of, the Oval consolidated company are attributable to ASL. The following unaudited pro forma combined financial information is based upon the consolidated financial statements of ESI and the financial statements of ASL, combined with pro forma adjustments to give effect to the Acquisition.

The following unaudited pro forma combined statement of operations was prepared based upon the audited consolidated statement of operations of ESI and the unaudited statement of operations of ASL for the year ended June 30, 1999 and gives effect to the Acquisition as if it had occurred on July 1, 1998.

The following unaudited pro forma combined balance sheet was prepared based upon the audited consolidated balance sheet of ESI and the unaudited balance sheet of ASL as of June 30, 1999 and gives effect to the Acquisition as if it had occurred on such date.

These unaudited pro forma combined financial statements and the notes thereto should be read in conjunction with ESI's Annual Report on Form 10-K for the year ended June 30, 1999 and the financial statements of ASL as of and for the nine months ended June 30, 1999 and as of and for the year ended September 30, 1998 (see Item 7(a)).

For accounting purposes, the acquisition was treated as a purchase. Accordingly, ESI's cost to acquire Oval (the "Purchase Price") of approximately $8.5 million, net of cash proceeds, was allocated to the assets acquired and liabilities assumed according to their respective fair values, with any excess Purchase Price being allocated to intangible assets. The Purchase Price was based on the $5.5 million of cash paid, including acquisition expenses, and 625,000 shares of ESI Common Stock valued at $3.0 issued to the shareholders of Oval on the date of the Acquisition. Independent appraisers determined the valuation of the intangible assets acquired from Oval, including $2,4 of acquired in-process research and development, $1.9 million of developed technology and $3.9 million of an established workforce and other goodwill-type assets. The acquired in-process research and development will be charged to operations as of the date of the Acquisition. The developed technology and other goodwill-type assets will be amortized over the estimated useful live of 5 years using the straight-line method.

The unaudited pro forma combined financial statements are not necessarily indicative of the results of operations or financial position of the combined company that would have occurred had the Acquisition occurred at the beginning of the period presented or on the date indicated, nor are they necessarily indicative of future operating results or financial position.

The acquisition is expected to have a significant effect on the Company's future results of operations and cash flows, including, but not limited to: the acquired in process research and development charged to operations in the first quarter of fiscal 2000; increased amortization expense as a result of the intangible assets associated with the Acquisition; costs related to the assimilation of the acquired operations; and increased capital spending relating to the acquired facilities.

                        EXTENDED SYSTEMS INCORPORATED AND
                    ADVANCE SYSTEMS LIMITED COMBINED COMPANY

              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

                        FOR THE YEAR ENDED JUNE 30, 1999


                                                              HISTORICAL
                                                     -----------------------------
                                                        EXTENDED       ADVANCE
                                                        SYSTEMS        SYSTEMS                          PRO FORMA
                                                      INCORPORATED     LIMITED      ADJUSTMENTS          COMBINED
                                                     --------------- ------------- --------------      -------------
Net revenue                                                $ 50,689       $ 1,304       $      -           $ 51,993
Cost of net revenue                                          25,264            16            382 (a)         25,662
                                                     --------------- ------------- --------------      -------------
      Gross profit                                           25,425         1,289           (382)            26,332
Operating expenses:
   Research and development                                   6,883           503              -              7,386
   Acquired in-process research and development                 758             -              -                758
   Marketing and sales                                       15,930           251              -             16,181
   General and administrative                                 3,337           229              -              3,566
   Amortization of intangibles                                   40             -            812 (a)            852
                                                     --------------- ------------- --------------      -------------
      Income (loss) from operations                          (1,523)          306         (1,194)            (2,411)
Other expense, net                                              (82)           (5)             -                (87)
Interest expense                                                713            21              -                734
                                                     --------------- ------------- --------------      -------------
      Income (loss) before income taxes                      (2,154)          290         (1,194)            (3,058)
Income tax provision (benefit)                                 (692)            3           (448)(b)         (1,137)
                                                     --------------- ------------- --------------      -------------
      Net income (loss)                                   $  (1,462)       $  287       $   (746)          $ (1,921)
                                                     =============== ============= ==============      =============
Earnings (loss) per share:
      Basic                                               $   (0.17)                                       $  (0.21)
      Diluted                                             $   (0.17)                                       $  (0.21)

Number of shares used in
   per share calculation:
      Basic                                                   8,409                          625 (c)          9,034
      Diluted                                                 8,409                          625 (c)          9,034


                        EXTENDED SYSTEMS INCORPORATED AND
                    ADVANCE SYSTEMS LIMITED COMBINED COMPANY

                   UNAUDITED PRO FORMA COMBINED BALANCE SHEET

                               AS OF JUNE 30, 1999

ASSETS
Current:
     Cash and cash equivalents                             $  9,668        $  200      $  (5,500)(a)         $  4,368
     Short-term investments                                   3,001             -              -                3,001
     Accounts receivable                                      9,778           229              -               10,007
     Income taxes receivable                                    664             -              -                  664
     Other receivables                                        1,147             -              -                1,147
     Inventories:
        Purchased parts                                       2,060             -              -                2,060
        Work in process                                         860             -              -                  860
        Finished goods                                        2,097             -              -                2,097
     Prepaids and other                                         945             -              -                  945
     Deferred income taxes                                      584             -            576 (d)            1,160
                                                      --------------  ------------  -------------         ------------
        Total current assets                                 30,804           429         (4,924)              26,309
Property and equipment, net                                   8,300            46              -                8,346
Intangibles, net                                              1,402             -          5,971 (c)            7,373
Other assets                                                    293             -              -                  293
                                                      --------------  ------------  -------------         ------------
        Total assets                                       $ 40,799        $  475      $   1,047             $ 42,321
                                                      ==============  ============  =============         ============

LIABILITIES AND SHAREHOLDERS' EQUITY
Current:
     Accounts payable                                      $  4,609        $  203      $       -             $  4,812
     Accrued payroll and related benefits                     1,297             -              -                1,297
     Current portion of long-term debt                        8,206           162              -                8,368
                                                      --------------  ------------  -------------         ------------
        Total current liabilities                            14,112           365              -               14,477
Long-term debt                                                   67             -              -                   67
Deferred income taxes                                            25             -              -                   25
                                                      --------------  ------------  -------------         ------------
        Total liabilities                                    14,204           365              -               14,569
                                                      --------------  ------------  -------------         ------------
Shareholders' equity:
     Common stock                                                 9             -              1 (b)               10
     Additional paid-in capital                              12,015           126          2,866 (b),(e)       15,007
     Retained earnings                                       15,525           (16)        (1,820)(e),(f)       13,689
     Deferred compensation                                     (553)            -              -                 (553)
     Accumulated other comprehensive loss                      (401)            -              -                 (401)
                                                      --------------  ------------  -------------         ------------
        Total shareholders' equity                           26,595           110          1,047               27,752
                                                      --------------  ------------  -------------         ------------
        Total liabilities and shareholders' equity         $ 40,799        $  475      $   1,047             $ 42,321
                                                      ==============  ============  =============         ============


                        EXTENDED SYSTEMS INCORPORATED AND
                    ADVANCE SYSTEMS LIMITED COMBINED COMPANY

           NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION


Pro forma adjustments giving effect to the Acquisition in the unaudited pro forma combined statement of operations reflect the following:

     (a)   Amortization of intangible assets purchased in the Acquisition.
     (b) Tax effect of pro forma adjustments at the estimated effective tax rate.
     (c) Effect on earnings per shares from the issuance of 625,000 unregistered shares of ESI Common Stock to the shareholders of Oval.

The pro forma adjustments exclude the effect of the nonrecurring charge of $2.4 million for acquired in-process research and development recorded by the Company in fiscal 2000 following consummation of the Acquisition.

Pro forma adjustments giving effect to the Acquisition in the unaudited pro forma combined balance sheet reflect the following:

     (a)   Cash paid in the Acquisition, including Acquisition expenses.
     (b)   Fair value of ESI Common Stock issued in the Acquisition.
     (c) Purchased technology, assembled workforce and other goodwill-type assets purchased in the Acquisition.
     (d)   Deferred tax asset resulting from the Acquisition.
     (e)   Elimination of ESI's investment in the equity of ASL.
     (f) Adjustment for pro forma income statement adjustments at the Acquisition date.

These pro forma results have been prepared for comparative purposes only and do not purport to be indicative of what operating results would have been had the Acquisition actually taken place at the beginning of fiscal 1999 or operating results which may occur in the future.